Exhibit 10.77
COMMON SHARE DELIVERY AGREEMENT
     This Common Share Delivery Agreement (the “Agreement”) is being made as of the 29th day of January, 2007 by and between The Lexington Master Limited Partnership, a Delaware limited partnership (the “MLP”), and Lexington Realty Trust, a Maryland real estate investment trust (the “Company”).
Recitals
     WHEREAS, the Company is the parent of the sole general partner of the MLP; and
     WHEREAS, the MLP, the Company and certain subsidiaries of the Company have entered into a Purchase Agreement, dated January 23, 2007, with Bear, Stearns & Co. Inc. and Lehman Brothers Inc. and the other several initial purchasers named in Schedule I thereto (collectively, the “Initial Purchasers”), providing for the sale to the Initial Purchasers by the MLP of $250,000,000 aggregate principal amount of its 5.45% Exchangeable Guaranteed Notes due 2027 (the “Notes”) under the Indenture, dated as of January 29, 2007 (as supplemented by the First Supplemental Indenture thereto dated as of January 29, 2007, the “Indenture”), among the MLP, as Issuer, the Company and the subsidiary guarantors parties thereto, as Guarantors, and U.S. Bank National Association, as Trustee, and granting the Initial Purchasers an option to purchase up to an additional $50,000,000 in aggregate principal amount of the Notes, which Notes shall be exchangeable for cash or a combination of cash and common shares of beneficial interest, par value $0.0001 per share, of the Company (the “Common Shares”) under certain circumstances; and
     WHEREAS, the Company and certain subsidiaries of the Company will fully and unconditionally guarantee the payment of the principal of the Notes and interest on the Notes.
     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:
Agreement
     1. If the MLP determines, in its sole discretion, to deliver Common Shares in respect of all or any portion of the Net Amount (as such term is defined in the Notes) upon an exchange of the Notes by a holder in accordance with the terms of the Notes and the Indenture, the Company agrees to issue to the MLP for delivery to such holder the number of Common Shares determined by the MLP to be delivered to such holder in respect of the Notes exchanged, and the MLP hereby directs the Company to deliver such Common Shares to such holder on behalf of the MLP in accordance with the terms of the Notes and the Indenture.
     2. The MLP agrees to issue to the Company on a concurrent basis a number of “Common Units” (as defined in the Second Amended and Restated Agreement of Limited Partnership of the MLP, as amended from time to time) equal in number to the number of Common Shares issued by the Company pursuant to this Agreement.

     3. Miscellaneous.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (b) No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties.
          (c) In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.
          (d) If any provision of this Agreement shall be held illegal, invalid or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between the parties hereto to the full extent permitted by applicable law.
          (e) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
          (f) This Agreement may not be assigned by either party without the prior written consent of both parties.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware
limited partnership

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ T. Wilson Eglin

Name:	T. Wilson Eglin
Title:	Chief Executive Officer

LEXINGTON REALTY TRUST

By:	/s/ T. Wilson Eglin

Name:	T. Wilson Eglin
Title:	Chief Executive Officer